                                                               Exhibit 23.2

                           [KPMG LLP LETTERHEAD]



                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
America West Holdings Corporation:

We consent to the incorporation by reference in this registration statement on Form S-8 of America West Holdings Corporation of our report dated March 28, 2001, with respect to the consolidated balance sheet of America West Holdings Corporation as of December 31, 2000, and the related consolidated statements of operations,cash flows and stockholders' equity and comprehensive income
(loss) for the years ended December 31, 2001 and 2000, which report appears in the December 31, 2001 annual report on Form 10-K of America West Holdings Corporation.


/s/KPMG LLP


Phoenix, Arizona
May 24, 2002